EXHIBIT 99.2

Vision-Sciences, Inc. Announces 1:5 Reverse Stock Split

March 31, 2015 (ACCESSWIRE via COMTEX) -- ORANGEBURG, NY / ACCESSWIRE / March 31, 2015 / Following the shareholders meeting of Vision-Sciences, Inc. (the "Company") on March 30, 2015, the Company's board of directors determined to effect a one-for-five reverse stock split of the Company's common stock effective at 4:05 pm EDT on March 31, 2015.

Contact:
Gary Siegel
(845) 848-1085
gary.siegel@visionsciences.com
SOURCE: Vision-Sciences, Inc.